Exhibit 10.18

Factory and Office Building Lease Agreement

This Factory and Office Building Lease Agreement (hereinafter referred to as “this Agreement”) is entered into by and between the following parties on April 22, 2024, in Taicang City:

Lessor: Taicang Dehao Asset Management Co., Ltd. (hereinafter referred to as “Party A”), with its domicile at: No. 36, Dalian East Road, Taicang City.

and

Lessee: Yizi Industrial Technology (Suzhou) Co., Ltd. (hereinafter referred to as “Party B”), with its domicile at: No. 103 Chenmenjing Road, Chengxiang Town, Taicang City, Jiangsu Province.

Based on the relevant laws and regulations of the People’s Republic of China (hereinafter referred to as “China”) and the principle of equality and mutual benefit, the parties have reached an agreement through consultation and hereby enter into this Agreement.

[Party A and Party B are hereinafter collectively referred to as the “Parties” and individually as a “Party”.]

1. Lease of Factory and Office Building

1.1 Party A agrees to lease to Party B the production and office building(s) with a total floor area of 4,325 square meters and the land use right within the scope of said production and office building(s) (hereinafter collectively referred to as the “Factory Premises”). The Factory Premises are located in the northern part of No. 103 Chenmenjing Road, Chengxiang Town, Taicang City, Jiangsu Province, and are identified as No. 14 within the industrial park.

1.2 The Factory Premises shall be used as production and office space. Party A acknowledges that Party B is leasing the Factory Premises to conduct activities such as production, sales, service, and office work within the scope of its business activities, subject to compliance with local environmental protection and other standards.

2. Structure, Renovation, and Facilities of the Factory Premises

2.1 Party B is responsible for the interior renovation of the Factory Premises. If required for production, Party B may make changes and partitions to the Factory Premises without affecting the structural safety of the building. Party B shall submit a written internal change plan to Party A in advance and may implement it only after obtaining written consent from Party A and the original design unit (or another design unit of equivalent or higher qualification). When carrying out change, partition, and renovation works, Party B shall comply with national and local laws and regulations concerning construction, fire prevention, environmental protection, hygiene, and epidemic prevention, and shall provide Party A with the construction project commencement permit approved by the local construction administrative authority, environmental assessment approval, and fire protection approval documents obtained from the fire protection/construction department. The costs for changes, partitions, and renovations shall be borne solely by Party B. All renovations and changes made to the original Factory Premises during Party B’s lease term must be restored to their original condition upon return of the Factory Premises, i.e., restoring the leased premises to the state when Party B took possession. This includes vacating equipment and facilities added by Party B to the leased premises within a specified time limit, and removing decorations and additions attached by Party B to walls, floors, ceilings, and the surroundings of the Factory Premises within a specified time limit. However, Party B shall not cause adverse effects on the leased premises due to the aforementioned “restoration” actions. If Party B’s actions cause damage to the leased premises or reduce their aesthetic appeal, Party B shall undertake necessary repairs and restoration. If significant adverse effects are caused to the leased premises, Party B shall discuss solutions for the building’s repair with Party A and bear the reasonable costs arising therefrom (including repair costs for the premises, rent for the period of delayed return, property management fees, and utilities incurred during that period). Regarding part or all of the decorations, installations, and facilities added by Party B within the leased premises, if Party B deems it unnecessary to remove or restore them, it shall provide Party A with a written explanation. If agreed upon by Party A, removal or restoration may not be required. Opening doors or windows on the exterior façade of the Factory Premises is prohibited. Party B shall not construct temporary facilities around the Factory Premises or damage nearby greenery, roads, etc., and shall cooperate with and comply with relevant property management regulations within the industrial park.

2.2 Before commencement of renovation, Party B and the renovation unit hired by Party B must jointly sign a “Factory Premises Renovation Agreement” with Party A and the property management company entrusted by Party A, and pay a renovation management security deposit to Party A to prevent damage to Party A’s facilities and environment caused by accidents during the renovation process involving Party B or its hired renovation unit. The amount of the renovation security deposit is RMB 100,000. The payment, deduction, and refund of the renovation security deposit shall be specifically stipulated in the “Factory Premises Renovation Agreement” to be signed. If damage to Party A’s facilities and environment is caused by Party B or its hired renovation unit during the renovation process, Party A has the right to deduct such losses from the renovation security deposit. If the renovation security deposit is insufficient to cover Party A’s losses, Party B and its hired renovation unit shall be liable for compensation.

2.3 During the lease term, Party B has the right to place its company nameplate, logo, and advertisements on the Factory Premises and at the factory entrance, but the placement plan must be approved in writing by Party A before construction may commence.

2.4 Party B shall pay the utility fees for using the Factory Premises, public facilities, and basic infrastructure. Such fees shall be paid by Party B directly based on meter readings and utility bills issued by the utility companies.

3. Lease Term and Renewal

3.1 The lease term is 3 years, from May 01, 2024, to April 30, 2027.

3.2 Party B must notify Party A in writing at least 90 days prior to the expiration of the lease term of its request to extend this Agreement and the lease term. Subject to Party A’s consent and mutual agreement between the Parties on matters such as rent for the renewal term, the Parties shall sign a lease renewal agreement.

3.3 During the validity period of this Agreement, Party B shall not assign any of its rights and obligations under this Agreement to any third party.

4. Rent and Other Fees, Payment Terms

4.1 The rent is RMB [26] per square meter per month, and the property management fee is RMB 2 per square meter per month.

4.2 This is the initial lease: Party B shall pay RMB [150,000] to Party A as the lease security deposit before [2024] year [May] month [7] day (for renewals, it shall be correspondingly transferred to the next lease term).

Party A may use this amount to repair damage to the Factory Premises and facilities caused by Party B after notifying Party B in writing and obtaining Party B’s written confirmation. Party B shall pay the repair amount within the time limit specified in the written notice to maintain the security deposit amount unchanged. If this Agreement is terminated due to Party B’s breach, Party A has the right to directly deduct the security deposit paid by Party B as liquidated damages in accordance with the relevant provisions of this Agreement. Upon termination of the lease relationship, if none of the circumstances for deduction of the security deposit as stipulated in this Agreement have occurred, the security deposit will be refunded to Party B without interest within 15 days.

4.3 During the lease term, rent (factory rent + factory property management fee) is collected quarterly according to the calendar quarter. Party B shall pay the rent for the current calendar quarter to Party A before the 15th day of the first month of each calendar quarter. If Party B commences the lease in the second or third month of a calendar quarter, Party B shall pay the rent for the current two months or one month to Party A before the 15th day of that month. Party B shall pay the rent after receiving the formal rent invoice issued by Party A. If Party B fails to pay the rent as agreed, for each day of delay, in addition to the actual usage fee calculated based on the rent (factory rent + factory property management fee), Party B shall pay liquidated damages to Party A at the rate of 0.06% per day of the annual rent (factory rent + factory property management fee). Party A has the right to deduct such liquidated damages from the security deposit. The rent and security deposit paid by Party B to Party A under this Agreement shall be settled in Renminbi via bank transfer.

4.4 Party B shall pay the rent and security deposit to Party A via bank transfer. Party A’s account information is as follows:

Bank: [*]

Account Name: [*]

Account Number: [*]

4.5 Party B’s invoicing information is as follows:

Name: [*]

Taxpayer Identification Number: [*]

Address, Phone: [*]

Bank and Account Number: [*]

5. Representations and Warranties of Party A

5.1 Party A represents and warrants that it is a company duly established and validly existing under the laws of the People’s Republic of China, is the lawful owner of the Factory Premises building(s), and holds the land use right certificate for the grant of land use rights within the scope of the Factory Premises building(s). During the term of this Agreement, Party A shall continue to fully and lawfully own the ownership of the premises and the land use rights, and shall pay taxes and fees related to the leased Factory Premises, except when Party A exercises its rights as the owner in accordance with the law.

5.2 Party A shall warrant that it has the lawful right to lease the Factory Premises described in Article 1 to Party B and to sign this Agreement. Party A further warrants that there are currently no laws or regulations prohibiting Party B from using the Factory Premises for the purpose stipulated in this Agreement.

5.3 Party A warrants that at the time of delivery, the Factory Premises are free from defects that affect their functionality and pose no risks to Party B, comply with national and local laws and regulations concerning construction, and are suitable for Party B’s use as stipulated in this Agreement.

5.4 Party A warrants that during the term of this Agreement, Party B and its employees may enter the Factory Premises at any time without restriction.

5.5 Party A warrants that during the term of this Agreement, its sale, transfer, assignment, mortgage of the Factory Premises building(s) and the land use rights within their scope, or using them as security or otherwise disposing of the Factory Premises, shall not affect Party B’s exercise of the various rights stipulated in this Agreement.

6. Maintenance of Factory Premises during Lease Term

6.1 During the lease term, Party B shall be responsible for the maintenance of internal facilities and ancillary facilities, keeping them in good condition. If Party B needs to carry out any construction changes or renovation works, it shall notify Party A in advance and may proceed only after obtaining Party A’s written consent.

6.2 During the lease term, Party A has the right to enter the Factory Premises to inspect whether Party B is using the premises reasonably and safely, but shall notify Party B in advance.

6.3 During the lease term, Party A shall bear the responsibility for the maintenance and repair of the Factory Premises (excluding internal renovations and damages caused by Party B’s improper use). When the Factory Premises require maintenance or repair, Party B shall promptly inform Party A. If damage to all or part of the Factory Premises caused by reasons not attributable to Party B renders the purpose of the lease as stipulated in this Agreement unachievable, and if Party A fails to provide a solution within 15 working days after receiving written notification from Party B, Party B shall have the right to carry out repairs itself or designate others to do so, provided the repair plan is approved in writing by Party A. The costs incurred shall be borne by Party A. If Party A is unable to provide a solution within 15 working days due to reasons not attributable to Party A (including but not limited to weather, force majeure, Party B’s reasons, etc.), this clause shall not apply.

6.4 If Party B intends to place industrial machinery and equipment outside the Factory Premises, it must provide Party A with written documentation proving the necessity of placing the equipment outdoors, including but not limited to equipment manuals, usage specifications, and corresponding laws and regulations. Otherwise, Party A has the right to refuse Party B’s request for placing industrial machinery and equipment outdoors. Party A shall make a written decision on whether to agree within 10 days of receiving Party B’s supporting documents. If Party A agrees, the Parties must also sign a written agreement regarding the placement area of the machinery and equipment, construction plan, and safety maintenance plan for the equipment before implementation.

6.5 In principle, the construction of temporary buildings is not allowed within the industrial park. If genuinely necessary, it requires Party A’s written consent and must also be approved by planning, land, construction, and other relevant departments.

7. Insurance

7.1 Party A shall purchase property insurance and public liability insurance for the Factory Premises and maintain the insurance’s validity throughout the lease term. Party B shall insure its machinery, equipment, employees’ property, etc., and maintain the validity of its insurance.

8. Obligations of Party B

8.1 After delivery of the Factory Premises, Party B shall comply with national laws and regulations as well as the requirements of public security, fire protection, epidemic prevention, environmental protection, and other relevant authorities.

8.2 Strictly abide by all fire protection laws and regulations and relevant fire prevention regulations. Party B is responsible for the configuration, replacement, maintenance, and upkeep of all fire protection facilities and equipment within the Factory Premises. Fire protection facilities and equipment within the Factory Premises must comply with fire protection requirements and be kept intact and effective. Fire extinguishers, fire alarm systems, fire hydrant systems, sprinkler systems, and other fire protection equipment must not be obstructed or used for other purposes. Any loss or damage should be promptly replaced or repaired. Party B must entrust a professionally qualified fire protection company to regularly maintain all fire protection facilities and keep maintenance records. Fire escape doors, escape stairs, fire lanes, safety exits, and their surrounding areas within and around the Factory Premises must not be obstructed, blocked, or locked by堆放杂物; they must be kept clear and unobstructed. Public gathering places must also set up fire safety evacuation signs and emergency lighting facilities as required.

8.3 Electricity usage within the Factory Premises must comply with national and local regulations. Overloading electrical circuits and unauthorized wiring are prohibited. The power and protective devices of electrical circuits and equipment should match the rated load; other metal wires must not be used as substitutes for fuses. The use of open flames in areas with fire or explosion hazards within the Factory Premises is prohibited. If Party B requires open flame operations such as electric or gas welding due to special circumstances, the department and personnel performing the hot work shall apply to Party A for approval according to Party A’s hot work management system, arrange on-site supervision, and may only commence hot work after Party A confirms there is no fire or explosion risk, etc. Personnel performing hot work shall comply with fire safety regulations and implement corresponding fire safety measures.

9. Liability for Breach

9.1 Except as otherwise stipulated in this Agreement, if a Party fails to perform any or part of its obligations under this Agreement, it shall be liable for the actual losses caused to the other Party thereby. If the breach is caused by the fault of both Parties, each Party shall bear liability according to the extent of its respective fault.

9.2 Neither Party A nor Party B may terminate the lease agreement without authorization. If the agreement is terminated due to Party B’s reasons, Party A shall forfeit the lease security deposit already paid by Party B. If the agreement is terminated due to Party A’s reasons, Party A shall refund the rent paid by Party B for the unused period and the lease security deposit already paid, and pay liquidated damages equal to the amount of the lease security deposit.

9.3 If Party B engages in any of the following acts, and fails to correct them within 15 working days after receiving written notice from Party A, Party A has the right to unilaterally terminate the contract, forfeit the security deposit, and has the right to demand Party B to compensate Party A for litigation costs, arbitration fees, preservation fees, announcement fees, appraisal fees, evaluation fees, auction fees, travel expenses, attorney fees, and other costs incurred in exercising its rights:

(1)	Party B fails to pay rent or property management fees or fails to replenish the security deposit for more than 30 days;

(2)	Party B subleases part or all of the leased premises to a third party without Party A’s written consent;

(3)	Party B damages the main structure of the Factory Premises;

(4)	Engages in illegal or criminal activities, or receives administrative penalties (excluding warnings) two or more times (including two);

(5)	Large-scale employee strikes or other labor disputes occur, causing impact to Party A or third parties and not resolved within a time limit.

9.4 If Party A engages in any of the following acts, and fails to correct them within 15 working days after receiving written notice from Party B, Party B has the right to unilaterally terminate the contract. Party A shall refund the rent paid by Party B for the unused period and the lease security deposit already paid, and pay liquidated damages equivalent to the amount of the lease security deposit, and Party B has the right to demand Party A to compensate Party B for litigation costs, arbitration fees, preservation fees, announcement fees, appraisal fees, evaluation fees, auction fees, travel expenses, attorney fees, and other costs incurred in exercising its rights:

(1)	The Factory Premises delivered by Party A have significant defects that make the purpose of the contract impossible to achieve;

(2)	During the lease term, Party A’s reasons seriously affect Party B’s normal use of the Factory Premises, and consultation between the Parties yields no result.

9.5 Except as otherwise stipulated in the contract, if one party’s breach causes losses to the other party, the breaching party shall compensate for the losses. The compensation amount shall be determined based on the actual extent of the losses. Compensation shall be limited to direct economic losses caused by the breach.

10. Force Majeure

If either Party is unable to perform any of its obligations under this Agreement due to events beyond its control, such as war, serious disasters, floods, typhoons, earthquakes, or other force majeure events, the performance period for the party unable to perform shall be extended for a period equal to the duration of the impact of such event. The party unable to perform shall inform the other party via fax, telex, or telegram as soon as possible after the occurrence of the force majeure event; and within fourteen days thereafter, the party unable to perform shall provide the other party with a certificate issued by the competent authority confirming the occurrence of the event via registered mail. If the impact of the force majeure event continues for more than 60 consecutive days, the other party has the right to terminate this Agreement at any time by giving three months’ prior written notice.

11. Termination of Agreement

11.1 Either Party has the right to terminate this Agreement immediately without prior notice under any of the following circumstances, except as otherwise agreed in this Agreement:

(1)	The other party breaches any material term of this Agreement and fails to remedy the breach within 30 days after receiving notice of the breach;

(2)	The other party enters bankruptcy, liquidation, dissolution, or similar proceedings.

11.2 Upon expiry of the lease term and if Party B does not renew the lease, this Agreement shall automatically terminate.

11.3 If the Agreement is terminated early through mutual friendly negotiation, it shall not be considered a breach by either party. The Parties shall negotiate their respective responsibilities regarding the termination and sign a termination agreement accordingly.

12. Return of Factory Premises

12.1 Upon expiry or termination of this Agreement, Party B shall return the Factory Premises to Party A, restored to their original state at the time of delivery, and subject to acceptance inspection by Party A. Party A shall not unreasonably refuse to accept the return unless Party B has caused damage to the Factory Premises (normal wear and tear excepted). However, regarding the installations and facilities constructed by Party B according to Article 2.1 of this Agreement, Party A has the right to decide whether to accept them free of charge. If Party A decides not to accept them, Party B shall undertake restoration work to return the Factory Premises to their original appearance.

12.2 The premises returned by Party B to Party A shall be in good condition and shall not contain any retained items or affect the normal use of the premises. Party A has the right to dispose of any items left in the leased premises without its consent, and any economic losses arising therefrom shall be borne by Party B.

12.3 Party B shall be responsible for repairing or compensating Party A for any damage to the Factory Premises caused by human factors due to Party B’s gross negligence or intentional acts.

13. Governing Law and Dispute Resolution

13.1 This Agreement shall be governed by the laws of the People’s Republic of China.

13.2 If any dispute arises from or in connection with this Agreement, the Parties shall resolve it through negotiation. However, if friendly negotiation fails, the dispute shall be submitted to the competent court for resolution in accordance with the law.

14. Miscellaneous

14.1 Each Party has the obligation to maintain the confidentiality and proprietary nature of the commercial and technical information obtained from the other Party. During the term of this Agreement and thereafter, unless necessary for the accurate and lawful exercise of rights under this Agreement, neither Party shall disclose any commercial and technical information of the other Party to any third party, nor use the other Party’s commercial and technical information for any other purpose.

14.2 Any amendment, modification, or change to any provision of this Agreement shall be made in writing and sealed by both Parties.

14.3 If any provision of this Agreement is invalid, the Parties shall consult with each other and agree on a new provision that is permitted by Chinese law and closest in purpose to the original provision. Matters not covered by this Agreement shall be decided by the Parties through negotiation in accordance with the relevant provisions of the laws of the People’s Republic of China.

14.4 If the state or Jiangsu Province modifies laws or regulations applicable to this Agreement, or enacts new laws, regulations, or rules that have a binding effect on this Agreement, the Parties shall promptly amend this Agreement to ensure that the legitimate rights and interests of both Parties are not affected.

14.5 For all documents sent by any party or a third party to a party due to business needs, dispute resolution, litigation (including but not limited to litigation stage, enforcement stage), etc., the domicile address stated in this Agreement shall be the service address for documents. If the domicile changes, the other party to the contract must be notified in writing.

14.6 This Agreement shall become effective upon being sealed by both Parties.

14.7 Any appendix to this Agreement forms an integral part hereof.

14.8 This Agreement is made in four (4) original copies. In case of any ambiguity in understanding between the two language versions, the Chinese version shall prevail. Each Party holds two (2) copies.

[The text ends here, followed by the signature page]

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